                                                                  EXHIBIT (c)(2)

                                AMENDMENT NO. 1

     This Amendment No. 1 (this "Amendment") to the Purchase Agreement (as defined below) is entered into between Tokheim Corporation ("Tokheim") and Schlumberger Limited ("Schlumberger") as of September 30, 1998.

                                   RECITALS

     A. Tokheim and Schlumberger entered into a Master Agreement for Purchase and Sale of Shares, Assets and Liabilities, dated as of June 19, 1998 (the "Purchase Agreement"), pursuant to which Tokheim agreed to purchase the fuel dispenser manufacturing, sales and service business units (the "RPS Division") of Schlumberger for a price equal to $335 million, subject to certain adjustments (the "Acquisition"). Pursuant to letter agreements dated as of July 21, 1998, July 31, 1998 and August 28, 1998, Schlumberger agreed to certain concessions which are superseded by this Amendment No. 1. Tokheim and Schlumberger now agree, as defined in those letter agreements, to retain the Abbeville facility. Defined terms used in this Amendment No.1 that are not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     B. The Purchase Agreement requires the parties to close the Acquisition on the last day of the month in which the last of the conditions precedent to the closing is met. On September 23, 1998, Schlumberger notified Tokheim that such conditions precedent to closing had been met and scheduled the closing for September 30, 1998.

     C. Tokheim has proposed to pay only $100 million of the purchase price in cash and has requested Schlumberger to agree to (i) amend the Purchase Agreement to provide that the balance of the purchase price will be paid as provided herein and (ii) accept the debt securities and warrants of Tokheim referred to herein in payment of the balance of the purchase price.

     D. Schlumberger is willing to amend the Purchase Agreement as provided herein and to finance the balance of the purchase price on the terms and conditions set forth below and in the summary term sheet (the "Term Sheet") attached as Exhibit A.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Tokheim and Schlumberger agree as follows:

     Section 1. Corporate Restructurings. At Tokheim's request, Schlumberger has agreed to proceed with certain corporate restructurings, on or before Closing, that had not initially been contemplated. These restructurings include
(i) the transfer to a French Schlumberger entity, ETPM SA, of the Acquired RPS Activities in France (listed in Schedule C to the Purchase Agreement), with the exception of the Abbeville facility, which facility Schlumberger has agreed to keep, together with all liabilities associated thereto and (ii) the transfer of the Acquired RPS Activities in Italy (RPS activities operated by Schlumberger Industries Spa and listed in Schedule C to the Purchase Agreement) to the Acquired Company in Italy (CME-RIMIC Spa). An amended version of Schedules D and E and E-1(b) and E-1(a)(vi) are attached hereto as Exhibit B. Schedules E-1(a)(i), E-1(a)(iii) and E-1(m) to the Purchase Agreement are deleted. Schlumberger has also, with

Tokheim's approval, restructured the share capital of the RPS entity in Switzerland, Denmark and Slovakia in order for said entities to be in compliance with local law. An amended version of Schedule C is attached hereto as Exhibit C.

     Section 2. Intercompany Loan Agreements. In order to reduce the Acquired Companies' bank exposure in view of the Closing, and with Tokheim's approval, Schlumberger set up a number of inter-company loans between Acquired Companies or between Acquired Companies and the Selling Subsidiaries, a list of which is attached hereto as Exhibit D (the "Intercompany Loans"). The Intercompany Loans will be reimbursed at Closing by Tokheim as part of the Total Purchase Price.

     Section 3. Employees. Schlumberger will provide Tokheim with an amended version of Schedule 5.20 to the Purchase Agreement updated as of the Closing Date, within ten business days from the Closing Date. Exhibit E hereto sets forth a list of five Chinese university graduates hired as part of a Resident Development Program. Schlumberger is willing to continue executing its commitments towards these employees should Tokheim be willing to release them. An amended version of Schedule 7.8(a) is also attached hereto in Exhibit E.

     Section 4. Chinese Joint Venture. Pursuant to section 7.17 of the Purchase Agreement, BUYER was given 90 days form the date of signature of the Purchase Agreement to notify SCHLUMBERGER of its decision to acquire SCHLUMBERGER's indirect interest in the Chinese Joint Venture. This time period is now expired. However, SCHLUMBERGER has agreed to give BUYER a new period of 90 days from the date of this Amendment to notify it of BUYER's decision to acquire SCHLUMBERGER's interest in the Chinese Joint Venture. Section 7.17 of the Purchase Agreement is to be read accordingly.

     Section 5. Non-Competition. Tokheim acknowledges that pursuant to its agreement with Schlumberger, Schlumberger has agreed not to transfer to Tokheim the Abbeville facility that is fully devoted to the RPS Business. Tokheim agrees that Schlumberger shall be entitled to continue operating the Abbeville facility as currently operated and that such continuation shall not be deemed a breach of Schlumberger's non-competition commitment as provided by Section 7.2 of the Purchase Agreement so long as it continue to operate the facility as currently operated. During the 90-day period as of the date of this Amendment and after such term, should SCHLUMBERGER be obliged to stay as a shareholder of the Chinese Joint Venture, SCHLUMBERGER shall not be considered in violation of any non-competition obligation or warranty as it relates to the Chinese Joint Venture so long as it conducts the Chinese Joint Venture as currently conducted, provided SCHLUMBERGER shall exit the share capital of the Chinese Joint Venture by December 31, 2014.

     Section 6. Russia. SCHLUMBERGER has agreed to postpone the transfer of the RPS Business in Russia pending the incorporation by BUYER of a local entity. During a period not to exceed 12 months form the date of this Agreement, the cost (salary, benefits and expenses) of the employees exclusively providing services to with the RPS Business in Russia, as listed in Schedule 5.20 to the Purchase Agreement will be billed to BUYER by their employer with no margin.

     Section 7.  Amendment of Purchase Agreement.

     (a)  Section 1.3 of the Purchase Agreement is amended to read as follows:

"The aggregate of the reimbursement of the Intercompany Loans and the purchase price for the Acquired Shares and the Acquired Assets shall be US dollars 330,000,000 (three hundred and thirty million dollars) (the "Total Purchase Price"), subject to the assumption by Tokheim and the Acquiring Subsidiaries of the Assumed Liabilities. The Total purchase Price shall be allocated to each of the Acquired Companies, and to each of the, or group of, Acquired Assets relating to each of the Acquired RPS Activities as indicated in Schedule 1.3 of the Purchase Agreement."

An amended version of Schedule 1.3 is attached hereto as Exhibit F. The rest of
Section 1.3 remains unchanged.

     (b) Section 1.4 of the Purchase Agreement is amended to read as follows:

          "Payment of the Total Purchase Price for the Acquired Shares and the Acquired Assets shall be made by BUYER on the Closing Date by: (i) depositing, by wire transfer in US Dollars, $100,000,000 in immediately available funds, into an account designated by SCHLUMBERGER for such purpose, which designation shall be made as soon as practicable by SCHLUMBERGER, acting as agent for the Selling Subsidiaries; and (ii) delivering to SCHLUMBERGER the Junior Subordinated Notes as provided in
     Section 7, the Senior Subordinated Notes, as provided in Section 8 and the Warrants as provided in Section 9.

     (c) Section 1.6(a) of the Purchase Agreement is amended to read as follows:

          "Within thirty (30) calendar days from the Closing, SCHLUMBERGER shall deliver to BUYER a combined audited balance sheet of the RPS Business as of the month-end which shall correspond to the Closing Date, as defined in
     Section 4.1 hereto (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with US GAAP and the Accounting Principles. To the extent that the Net Equity, shown on the Base Balance Sheet is higher than the Net Equity shown on the Closing Balance Sheet, SCHLUMBERGER shall make a payment to BUYER equivalent to the amount of the difference, subject to a deductible of US dollars 3,000,000 (three million dollars). To the extent that the Net Equity shown on the Base Balance Sheet is less than the Net Equity shown on the Closing Balance Sheet, BUYER shall make a payment to SCHLUMBERGER equivalent to the amount of the surplus, subject to a deductible of US dollars 3,000,000 (three million thousand dollars). Any payment resulting from this Section 1.6(a) shall be referred to as the "Post Closing Adjustment". "Net Equity" ("situation reelle") shall mean an amount equal to (i) the aggregate book value of the assets of the RPS Business, excluding cash, cash equivalents and intercompany receivables, as the case may be, reflected on a balance sheet prepared at a given date, in accordance with US GAAP and the Accounting Principles, minus (ii) the aggregate book value of the liabilities, excluding third party (bank) debt and intercompany payables, as the case may be, of the RPS Business reflected on that same balance sheet."

     (d) Section 1.6(f) of the Purchase Agreement is amended to add the phrase", inclusive of the $3,000,000 deductible referred to in Section 1.6(a)," immediately after the phrase "in no event shall the Post-Closing Adjustment".

     (e) Section 4.1 of the Purchase Agreement is amended to read as follows:

     "The Closing for the acquisition of the RPS Business shall take places at the offices of Skadden Arps Slate Meagher & Flom LLP, avenue Louise 523, 1050 Brussels and at the offices of Skadden Arps Slate Meagher & Flom LLP, 333 West Wacker Drive, Chicago, IL 60606, on September 30, 1998 and October 1, 1998."

     (f) Section 9.14 of the Purchase Agreement is amended to read as follows:

     "In accordance with Section 5.26(i), SCHLUMBERGER shall arrange and bear the cost at the Bladel, Netherlands site for monitoring and remediation of the soil and groundwater contamination currently known by SCHLUMBERGER, as discussed in part in the Bladel Environmental Report listed in Schedule 9.14, subject to a US dollars 700,000 (seven hundred thousand dollars) deductible. The Remedial Action required to address this contamination will be conducted in accordance with applicable Environmental Laws and under the oversight and with the approval of the appropriate governmental authorities. SCHLUMBERGER's obligation to arrange and bear the costs for the Bladel Remedial Action as required under this Section 9.14, expires eight years form the date of this Agreement, provided, however, that during this period, SCHLUMBERGER shall make its best efforts to proceed with such Remedial Action."

     Section 8. Services Agreement. On the Closing Date or thereafter, Schlumberger and Tokheim will enter into one or more services agreements. Under the agreements, Schlumberger will pay Tokheim a minimum fee of US$850,000 a year (regardless of use) for a period of five years, payable monthly. The payments under the services agreements are due in full even if Schlumberger terminates the agreements or discontinues use of the services at any time during the five year payment period. The provisions of this Section 6 supersede any prior agreements or understandings between Schlumberger and Tokheim on this subject.

     Section 9. Junior Subordinated Notes. Subject to the terms and conditions hereof and in the Term Sheet, in payment of a portion of the Purchase Price Tokheim will issue, and Schlumberger will acquire, junior subordinated notes of Tokheim in the principal amount of $40 million (the "Junior Subordinated Notes"), pursuant to a Securities Purchase Agreement substantially in the form of Exhibit G.

     Section 10. Senior Subordinated Notes. Subject to the terms and conditions hereof and in the Term Sheet, in payment of a portion of the Purchase Price Tokheim will issue, and Schlumberger will acquire, junior subordinated notes of Tokheim in the principal amount of $170 million (the "Senior Subordinated Notes"), pursuant to a Securities Purchase Agreement substantially in the form of Exhibit G.

     Section 11. Warrants. Subject to the terms and conditions hereof and in the Term Sheet, in payment of a portion of the Purchase Price Tokheim will issue, and Schlumberger will acquire, warrants to purchase up to an aggregate of up to 19.9% of the outstanding shares of common stock of Tokheim (the "Warrants"), pursuant to a Securities Purchase Agreement substantially in the form of Exhibit G.

     Section 12. Partial Escrow. In order to provide adequate time for Tokheim to comply with certain provisions of French law, Schlumberger will continue to hold in escrow the Acquired Assets of the French subsidiary for up to ten days.

     Section 13. Documentation. The Junior Subordinated Notes, the Senior Subordinated Notes and the Warrants will be governed by definitive agreements and documentation, including the Securities Purchase Agreement, an indenture governing the terms of the Junior Subordinated Notes, an indenture governing the terms of the Senior Subordinated Notes and a Warrant Agreement governing the terms of the Warrants (collectively, the "Financing Documentation"), in form and substance reasonably satisfactory to Schlumberger. The Financing Documentation will be prepared by Gibson, Dunn & Crutcher LLP, special counsel to Schlumberger. The Financing Documentation will contain such covenants, terms and conditions as are customary for transactions of this type and consistent with this Amendment No. 1 and the Term Sheet.

     Section 14. Conditions. The obligation of Schlumberger to accept the Junior Subordinated Notes, the Senior Subordinated Notes and the Warrants in payment of a portion of the purchase price is subject to fulfillment of the following conditions:

          (a) Financing Documentation. Tokheim and Schlumberger shall have entered into the Financing Documentation on terms and in form and substance reasonably satisfactory to Schlumberger.

          (b) Bank Financing. Tokheim shall have entered into definitive documentation on terms and in form and substance reasonably satisfactory to Schlumberger with respect to an aggregate at least $230 million of senior bank financing (collectively with all documents and instruments related thereto or delivered in connection therewith, the "Bank Documents") with a commercial lender or lenders or a syndicate of commercial lenders. At the closing, the Bank Documents shall be in full force and effect and the parties thereto shall be in compliance with all material agreements thereunder.

          (c) Capital Structure. The pro forma consolidated capital structure of Tokheim and its subsidiaries, after giving effect to the Acquisition, shall be consistent with the capital structure contemplated herein, and other than the Bank Financing, the Junior Subordinated Notes, the Senior Subordinated Notes and other indebtedness reasonably satisfactory to Schlumberger, Tokheim and its subsidiaries, after giving effect to, and upon consummation of, the Acquisition, shall have no outstanding indebtedness for money borrowed.

          (d) Opinions. At the closing, Schlumberger shall have received a legal opinion and other certificates of officers (including with respect to solvency) from persons, and covering matters, reasonably acceptable to Schlumberger.

          (e) Take-Out Bank. Tokheim shall have engaged BT Alex. Brown, Donaldson, Lufkin & Jenrette Securities Corporation or other investment banker reasonably satisfactory to Tokheim and Schlumberger (the "Take-Out Bank") to privately place securities of Tokheim, the proceeds of which will be used to prepay the Senior Subordinated Notes.

          (f) Rights Plan. Tokheim shall have amended its shareholder rights plan to provide that the transactions contemplated hereby and by the documents and instruments referred to herein may be consummated without triggering any rights under the shareholder rights plan.

     Section 15. Board Representation. Within 120 days of the Closing, Tokheim shall take all necessary action to cause two nominees of Schlumberger, selected by Tokheim from among Irwin Pfister, James Gunderson or Jean-Paul Bize, to be added to the Tokheim Board of Directors on January 29, 1999 if the Senior Subordinated Notes or the Roll-Over Notes are outstanding and have not been paid in full prior thereto.

     Section 16. Termination. Schlumberger's agreements and obligations hereunder will terminate on October 1, 1998 if the closing has not occurred at such time.

     IN WITNESS WHEREOF, the parties have hereunto set their respective hands as of the date first above written.

                              TOKHEIM CORPORATION

                              By______________________


                              SCHLUMBERGER LIMITED

                              By_______________________

                                                                       EXHIBIT A

                              Summary Term Sheet

Junior Subordinated Notes

Issuer:                   Tokheim Corporation.

Guarantors:               All obligations under the Junior Subordinated Notes
                          will be unconditionally guaranteed on a junior subordinated basis by each of Tokheim's domestic subsidiaries, and each of Tokheim's non-U.S.
                          subsidiaries to the extent that they provide credit support with respect to the Bank Financing
                          (collectively, the "Guarantors").

Purchaser:                Schlumberger Limited

Amount:                   U.S. $40 million.

Maturity:                 Ten years from the closing date.

Interest Rate:            12%, payable quarterly in arrears in cash or in kind
                          at Tokheim's option.

Optional Redemption:      At any time, at par plus accrued interest.

Change of Control:        Holder has put at 101% of par plus accrued interest.

Use of Proceeds:          To fund a portion of the purchase price of the
                          Acquisition.

Registration Rights:      One demand registration right, exercisable at any
                          time, at Tokheim's expense. Unlimited piggy-back registration rights at Schlumberger's expense.

Ranking: The obligations of Tokheim and the Guarantors under the Junior Subordinated Notes will be junior subordinated obligations of Tokheim and the Guarantors and will rank (i) junior in right of payment to all senior bank indebtedness of Tokheim or the Guarantors,
                          (ii) junior in right of payment to all indebtedness for borrowed money of Tokheim or the Guarantors outstanding on the closing date and (iii) junior in right of payment to all indebtedness for borrowed money of Tokheim incurred within 18 months after the closing date.

Mandatory Prepayment:     Subject to the terms of the Bank Documents, net
                          proceeds of sales of debt securities or equity securities, in a public offering or private placement by Tokheim or any of its subsidiaries, shall be used to

                                      A1
                          prepay the Junior Subordinated Notes plus accrued interest and any other amount payable thereunder to the full extent of the net proceeds so received to the extent such net proceeds are not used to retire bank debt or the Senior Subordinated Notes.

Covenants:                The documentation for the Junior Subordinated Notes
                          will contain customary covenants, including without limitation restrictions on the ability of Tokheim and its subsidiaries to pay dividends and make certain other restricted payments and investments, impose restrictions on the ability of Tokheim's subsidiaries to pay dividends or make certain payments to Tokheim, create liens, enter into transactions with affiliates, and merge, consolidate or transfer substantially all of their respective assets.

Representations and       Customary for transactions of this type.
  Warranties

Conditions Precedent:     Customary for transactions of this type.

Events of Default:        Customary for transactions of this type, including
                          without limitation payment defaults, covenant defaults, bankruptcy and insolvency, judgments, cross acceleration of and failure to pay at final maturity other indebtedness aggregating $5 million or more, subject to, in certain cases, notice and grace provisions.

Governing Law and Forum:  The State of New York.

                                      A2

Senior Subordinated Notes

Issuer:                   Tokheim Corporation.

Guarantors:               All obligations under the Senior Subordinated Notes
                          will be unconditionally guaranteed on a senior subordinated basis by each of the Guarantors.

Purchaser:                Schlumberger Limited

Amount:                   U.S. $170 million.

Maturity:                 120 days from the date of issuance. In the event that
                          Tokheim has failed to raise sufficient additional capital to repay the Senior Subordinated Notes on or prior to the stated maturity thereof, the Senior
                          Subordinated Notes will be converted, subject to the conditions described in the term sheet for the Roll-
                          Over Notes, to the Roll-Over Notes.

Interest Rate:            12%, payable quarterly in arrears in cash.

Change of Control:        Holder has put at 101% of par plus accrued interest.

Use of Proceeds:          To fund a portion of the purchase price of the
                          Acquisition.

Registration Rights:      None.

Ranking: The obligations of Tokheim and the Guarantors under the Senior Subordinated Notes will be senior subordinated obligations of Tokheim and the Guarantors and will rank (i) junior in right of payment to all senior bank indebtedness of Tokheim or the Guarantors,
                          (ii) pari passu with indebtedness incurred after the closing to the extent that the proceeds of such indebtedness are used to repay the Senior Subordinated Notes and (iii) senior in right of payment to all other subordinated indebtedness of Tokheim or the Guarantors.

Mandatory Prepayment:     Subject to the terms of the Bank Documents, net
                          proceeds of sales of debt securities or equity securities, in a public offering or private placement by Tokheim or any of its subsidiaries, and net proceeds of significant asset sales, shall be used to prepay the Senior Subordinated Notes plus accrued interest and any other amount payable thereunder to the full extent of the net proceeds so received to the extent such net proceeds are not used to retire bank debt and permanently reduce the bank facility.

                                      A3

Optional Prepayment:      Tokheim may prepay the Senior Subordinated Notes, in
                          whole or in part, at any time at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon.

Covenants:                The documentation for the Senior Subordinated Notes
                          will contain customary affirmative and negative covenants, including without limitation restrictions on the ability of Tokheim and its subsidiaries to incur additional indebtedness and to incur indebtedness which is subordinated to senior debt and not subordinated to the Senior Subordinated Notes, pay certain dividends and make certain other restricted payments and investments, impose restrictions on the ability of Tokheim's subsidiaries to pay dividends or make certain payments to Tokheim, create liens, make asset sales, enter into transactions with affiliates, and merge, consolidate or transfer substantially all of their respective assets.

Representations and       Customary for transactions of this type.
  Warranties

Conditions Precedent:     Customary for transactions of this type.

Events of Default:        Customary for transactions of this type, including
                          without limitation payment defaults, covenant defaults, bankruptcy and insolvency, judgments, cross acceleration of and failure to pay at final maturity other indebtedness aggregating $5 million or more, subject to, in certain cases, notice and grace provisions.

Governing Law and Forum:  The State of New York.

                                      A4

Warrants

Issuer                    Tokheim

Purchaser                 Schlumberger

Warrants:                 Warrants representing up to 19.9% of the outstanding
                          common stock of Tokheim (the "Warrants") before giving effect to such issuance with customary anti-dilution provisions for transactions of this type. The actual number of shares issuable upon exercise of the Warrants will be determined by dividing (i) $20 million by (ii) the weighted average closing price of the Tokheim common stock on the NYSE-Composite Tape for a two-month period beginning one month prior to and ending one month after the closing date. If the number of shares so obtained represents less than 19.9% of the number of shares of Tokheim common stock outstanding on the closing date, the Warrants will be exercisable for such number of shares. If the number of shares so obtained exceeds 19.9%, the actual number of shares for which the Warrants may be exercised will be 19.9% of the number of shares of Tokheim common stock outstanding on the closing date.

Exercise Price:           $0.01 per share.

Term: Exercisable at any time during the five-year period beginning 120 days after the closing date.

Optional Redemption:      Can be redeemed in whole or in part within the 120-day
                          term of the Senior Subordinated Notes, provided that the Senior Subordinated Notes have been paid in full and a portion of the Junior Subordinated Notes
                          (determined by multiplying the then-outstanding principal amount of Junior Subordinated Notes by a fraction, the numerator of which is the value of the warrants being redeemed and the denominator of which is $20 million) simultaneously is redeemed.

Representations and       Customary for transactions of this type.
  Warranties

Conditions Precedent:     Customary for transactions of this type.

                                      A5

Roll-Over Notes

Issuer                    Tokheim

Guarantors:               All obligations under the Senior Subordinated Notes
                          will be unconditionally guaranteed on a senior subordinated basis by each of the Guarantors.

Purchaser                 Schlumberger

Amount: The lesser of (i) U.S. $170 million or (ii) the unpaid principal amount of the Senior Subordinated Notes.

Maturity:                 Eight years from the date of issuance.

Interest Rate:            12% (the "Base Rate") for the first three months from
                          the date of issuance
                          12.5% for the next three months
                          13.0% for the next three months
                          13.5% for the next three months
                          14.0% for the next three months
                          14.5% thereafter,in each case payable quarterly in arrears;
                          The Base Rate will be payable in cash, and interest in excess of the base rate will be added to the outstanding principal amount on the applicable interest payment date.

Conversion Conditions     (i) Neither Tokheim nor any Subsidiary is subject to a
                          bankruptcy or other insolvency proceeding and (ii) no payment default exists or would exist with the passage of time or the giving of notice.

Change of Control:        Holder has put at 101% of par plus accrued interest.

Use of Proceeds:          To fund the repayment of the Senior Subordinated
                          Notes.

Registration Rights:      Holders of the Roll-Over Notes will be entitled to the
                          benefits of an Exchange and Registration Rights
                          Agreement, with terms customary for Rule 144A-offered securities (except as to any provisions increasing the rate other than as set forth above), pursuant to which Tokheim will agree to file with the Securities and Exchange Commission (i) a registration statement under the Securities Act registering an issue of senior subordinated notes of Tokheim which are identical in all material respects to the Roll-Over Notes and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities
                          Act.

                                      A6

Ranking: The obligations of Tokheim and the Guarantors under the Roll-Over Notes will be senior subordinated obligations of Tokheim and the Guarantors and will rank (i) junior in right of payment to all senior bank indebtedness of Tokheim or the Guarantors and (ii) senior in right of payment to all other indebtedness of Tokheim or the Guarantors.

Mandatory Prepayment:     Subject to the terms of the Bank Documents, net
                          proceeds of sales of debt securities or equity securities, in a public offering or private placement by Tokheim or any of its subsidiaries, and net proceeds of significant asset sales, shall be used to prepay the Senior Subordinated Notes plus accrued interest and any other amount payable thereunder to the full extent of the net proceeds so received to the extent such net proceeds are not used to retire bank debt and permanently reduce the bank facility.

Optional Prepayment:      Tokheim may prepay the Roll-Over Notes, in whole or in
                          part, at any time at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon.

Covenants:                The documentation for the Senior Subordinated Notes
                          will contain customary affirmative and negative covenants, including without limitation restrictions on the ability of Tokheim and its subsidiaries to incur additional indebtedness and to incur indebtedness which is subordinated to senior debt and not subordinated to the Senior Subordinated Notes, pay certain dividends and make certain other restricted payments and investments, impose restrictions on the ability of Tokheim's subsidiaries to pay dividends or make certain payments to Tokheim, create liens, make asset sales, enter into transactions with affiliates, and merge, consolidate or transfer substantially all of their respective assets.

Representations and       Customary for transactions of this type.
  Warranties

Conditions Precedent:     Customary for transactions of this type.

Governing Law and Forum:  The State of New York.

                                      A7

EXHIBIT B TO AMENDMENT NO. 1

MASTER AGREEMENT
Schedule D
Acquired Companies and Acquired RPS Activities



ACQUIRED COMPANIES
------------------


Schlumberger Technologies GesmbH

A company incorporated in Austria, with a capital of ATS 46,500,000 formed of one share with a nominal value of ATS 46,500,000 and having its registered address at Eitzenbergstrasse 4-6, 2544 Leobersdorf, Austria.

Shareholder: Schlumberger B.V., The Netherlands


Schlumberger Tanksysteme GmbH

A company incorporated in Germany, with a capital of DM 5,300,000 divided into 3 shares with respective nominal values of DM 2,505,000, DM 2,495,000, and DM 300,000, and having its registered address at Loherstrasse 1, 58332 Schwelm, Germany.

Shareholder: Schlumberger GmbH, Germany


Schlumberger Germann GmbH

A company incorporated in Germany, with a capital of DM 50,000 formed of one share with a nominal value of DM 50,000 and having its registered address at Brandstuecken 29, 22549 Hamburg, Germany.

Shareholder: Schlumberger GmbH, Germany


Schlumberger Measurement & Systems KFT

A company incorporated in Hungary, with a capital of HUF 19,900,000 divided into 19,900,000 shares with a nominal value of HUF 1 each, and having its registered address at Csillaghegyi UT 25, 1037 Budapest, Hungary;

Shareholders: MC and C Holdings Limited, British Virgin Island 17,910,000 shares
              Schlumberger BV, The Netherlands                  1,990,000 shares


Schlumberger Technologies Ltd

A company incorporated in Ireland, with a capital of I.P 10,000 divided into 10,000 shares with a nominal value of IP 1 each, and having its registered address at Unit 1, Parkway House, Ballymount Road, Ballymount, Dublin 12, Ireland.

Shareholders:  Schlumberger B.V., the Netherlands                   9,999 shares
               BVI Holdings Ltd, British Virgin Islands             1 share


Tulla Electronics Ltd

A company incorporated in Ireland, with a capital of I.P 56,576 divided into 56,576 shares with a nominal value of I.P 1 each, having its registered address at Tulla County Clare, Ireland.

Shareholders:  BVI Holdings Ltd, British Virgin Islands            56,575 shares
               Schlumberger Eastern Holding Inc., Panama            1 share


CME RIMIC S.r.l

A company incorporated in Italy, with a capital of Lire 20,000,000 formed of one share of Lire 20,000,000, and having its registered address at Via Milano 178, Caronno Pertusella (VA), Italy.

Shareholder:  Schlumberger Industries S.P.A., Italy


Koppens Automatic Fabrieken B.V.

A company incorporated in the Netherlands, with a capital of DFL 100,000 divided into 100 shares with a nominal value of DFL 1,000 each, and having its registered address at Industrieweg 5, 5531 AD Bladel, the Netherlands.

Shareholder: Schlumberger Investment Services B.V., The Netherlands.


Koppens Schlumberger B.V.

A company incorporated in the Netherlands, with a capital of DFL 5,000 divided into 20 shares with a nominal value of DFL 250 each, and having its registered address at Touwslagerstraat 17, 2984 AW, Ridderkerk, the Netherlands.

Shareholder: Schlumberger Investment Services B.V., The Netherlands


Koppens Holding Nederland B.V.

A company incorporated in The Netherlands, with a capital of DFL 28,000 divided into 28 shares with a nominal value of DFL 1,000 each, and having its registered address at Touwslagerstraat 17, 2984 AW, Ridderkerk, the Netherlands.

Shareholder: Schlumberger Limited


Schlumberger Industries S.r.o.

A company incorporated in the Slovak Republic, with a capital of SK 6,200,000 formed of one share with a nominal value of SK 6,200,000, and having its registered address at Cukrova 14, Bratislava 81108, Slovak Republic.

Shareholder:  Schlumberger B.V., The Netherlands


Koppens Iberica SA

A company incorporated in Spain, with a capital of Ptas 200,000,000 divided into 200,000 shares with a nominal value of Ptas 1,000 each, and having its registered address at Imprenta 5, Poligono Industrial de Alcobendas, 28100 Alcobendas (Madrid), Spain.

Shareholders:  Schlumberger Measurement & Systems SA              196,000 shares
                                                                         1 share
               Cedipsa                                              4,000 shares


E.T.P.M. S.A

A company incorporated in France, with a capital of FF 39,178,800 divided into 391,788 shares with a nominal value of FF 100 each, and having its registered address at 9, avenue Galilee, 92350 Le Plessis Robinson, France.

Shareholders:  Schlumberger Industries SA, France                 391,788 shares


Schlumberger Technologies S.A

A company incorporated in Switzerland, with a capital of CHF 3,750,000 divided into 2,450 shares with a nominal value of CHF 1,000 each, and having its registered address at Route du Crochet 7, 1762 Givisiez, Switzerland.

Shareholder:  Schlumberger B.V., The Netherlands                   3,746 shares
              4 individuals                                  4 shares to bearer


Schlumberger-Xin Yang Retail Petroleum Systems Corporation Limited

A company incorporated in China, with a capital of $2,850,000 and having a registered address at Xin Yang High Tech Industrial Park, Dao Yi Development Zone, Shenyang, China (subject to the exercise by BUYER of the option set forth in section 7.17)

Shareholders:  Schlumberger Eastern Holding Inc., Panama             58%
               Xin Xin Corporation (non related Schlumberger party)  42%

ACQUIRED RPS ACTIVITIES
-----------------------


Czech Republic

Schlumberger RPS, a division of Schlumberger Industries S.r.o, a company incorporated in Czech Republic, and having commercial and/or industrial offices located at Pernerova 48, CZ - 186 02 Praha 8.


Russia

Schlumberger RPS, a division of Schlumberger Industries, a company incorporated in Russia, and having commercial and/or industrial offices located at 18 Schipok Str., 113054 Moscow.


U.K

Schlumberger RPS, a division of Schlumberger Public Limited Company, a company incorporated in U.K, and having commercial and/or industrial offices located at Unit 4, Cliveden Office Village, Lancaster road, High Wycombe, Buckinghamshire HP12 3YZ and at Unit 3, Baker Road, West Pitkerro Industrial Estate, Dundee DD5 3RT.


USA

Schlumberger RPS, a division of Schlumberger Technologies Inc., a company incorporated in the State of Delaware, and having commercial and/or industrial offices at 201 East 1st Street, 2900 N Center and Bonham Manufacturing Center, 1300 Bicentannial Drive, Bonham, TX 75418 and 825-M Greenbier Circle, Chesapeake, VA 23320

MASTER AGREEMENT
Schedule E
Acquired Assets / Assumed Liabilities

1.   Acquired Assets shall mean:

     (a) all machinery, equipment, furniture, office equipment, computer equipment (including all hardware and software), communications equipment, vehicles, storage tanks, space and replacement parts, fuel and other tangible property (and interests in any of the foregoing) of the Selling Subsidiaries used for purposes of the Acquired RPS Activities (collectively, the "Equipment"). Listings of the Equipment are attached hereto for the Acquired Activities in the UK (Schedule E-1(a)(ii)), the Czech Republic (Schedule E-1(a)(iv)) and Russia (Schedule E-1(a)(v)), and the USA (Schedule E-1(a)(vi));

     (b) all real estate owned by the Selling Subsidiaries and fully dedicated to the Acquired Activities (collectively the "Real Estate"). A list of the Real Estate is attached hereto as Schedule E-1(b);

     (c) all items of inventory used for purposes of the Acquired RPS Activities notwithstanding how classified in the financial records of the Selling Subsidiaries, including all raw materials, work-in-process, finished goods, supplies, spare parts and samples (collectively, the "Inventory");

     (d) all contracts, agreements options, leases, licenses, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Selling Subsidiaries are a party and which relate to the Acquired RPS Activities on the Closing Date (collectively, the "Contracts");

     (e) all accounts, with the exception of the bank account cash balances, accounts receivable and note receivable, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, of the Selling Subsidiaries, which relate to the Acquired RPS Activities and any security or collateral therefor, including recoverable advances and deposits;

     (f) all prepaid charges and expenses of the Selling Companies, allocated to the Acquired RPS Activities, including any such charges and expenses with respect to ad valorem taxes, leases and rentals and utilities;

     (g) all rights of the Selling Subsidiaries to insurance proceeds with respect to claims for damages to the Acquired Assets occurring prior to the Closing Date, unless such proceeds reimburse the Selling Subsidiaries for the repair or restoration of such Acquired Assets;

     (h) all of the Selling Subsidiaries' rights, claims, credits, causes of action or rights of set-off against third parties relating to the Acquired RPS Activities or the Acquired Assets, whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Seller for use in the Acquired RPS Activities or affecting any to the Acquired Assets;

     (i) all of the Selling Subsidiaries' registered patents, patent applications, registered copyrights and applications therefor, registered trademarks applications therefor and designs as listed in
          Schedule 5.9(a) to the Agreement, all know-how, processes, trade secrets, inventions, and other proprietary data, used exclusively for purposes of the Acquired RPS Activities, with the exception of the "SCHLUMBERGER" name, trademark and logos and the following patents held by the Selling Subsidiary of the French RPS Business:

          .  Fluid Viscosity Measurement Device (French filing n(degrees)
             97.15042)
          .  Fluid Flow Meter (French filing n(degrees) 97.15043)
          .  Multicurrency display (French filing n(degrees) 97.15973)

     (j) all transferable franchises, licenses, permits or other authorizations issued or granted by any Governmental Authority that are owned by, granted to or held or used by the Selling Subsidiaries and used in the Acquired RPS Activities;

     (k) to the extent available, all books, records, files and papers of the Selling Subsidiaries, whether in hard copy or computer format, including bank account records, books of account, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, personnel and employment records or present and, to the extent lawful, former employees, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose related exclusively to the conduct of the Acquired RPS Activities at any time prior to the Closing;

     (l) to the extent available, all lists of present customers and lists of former customers of the Selling Subsidiaries for the Acquired RPS Activities;


2.   Assumed Liabilities shall mean:
     ------------------------------

     (a)  all obligations and liabilities under Contracts; and

     (b) any obligation, liability or debt, other than an Excluded Liability, incurred or assumed by a Selling Subsidiary in the ordinary course of business of the Acquired RPS Activities and arising out of the normal conduct of the RPS Business, including all debt of Selling Subsidiaries properly accrued on the Base Balance Sheet in the following categories: suppliers, employee and other creditors, estimated liability for taxes on income, deferred taxes on income, other long term liabilities, minority interest, or any subsection thereto.


3.   Excluded Liabilities shall mean:
     -------------------------------

     (a) any liability of the Selling Subsidiaries that is not attributable to, or that does not arise out of, the normal conduct of, the RPS Business;

     (b) any liability whether presently in existence or arising hereafter which is attributable to an asset that is not included in the Acquired Assets;

     (c) any liability the existence of which constitutes a breach of any representation or warranty under the Agreement;

     (d) any liability of the Selling Subsidiaries for any taxes attributable to the RPS Business in any period prior to the Closing Date and overdue of the Closing Date; and

     (e) any liability of the RPS Business for outstanding litigation in France, the USA and the United Kingdom, on the Closing Date.

MASTER AGREEMENT
Schedule E-1(b)
Real Property




-   UNITED KINGDOM                  Unit 3, Baker Road,
                                    West Pikerro Industrial Estate,
                                    Dundee DD4 8 AG

-   CZECH REPUBLIC                  None

-   RUSSIA                          None

-   USA                             Bonham Manufacturing Center
                                    1300 Bicentannial Drive
                                    Bonham, TX 75418

MASTER AGREEMENT
Schedule E-1(a)(VI)
USA--Fixed Assets

EXHIBIT C TO AMENDMENT NO. 1

MASTER AGREEMENT
Schedule C
The RPS Business

ENTITIES

Schlumberger Technologies GesmbH
A company incorporated in Austria, with a capital of ATS 46,500,000 formed of one share with a nominal value of ATS 46,500,000 and having its registered address at Eitzenbergstrasse 4-6, 2544 Leobersdorf, Austria.

Schlumberger Technologies N.V
A company incorporated in Belgium, with a capital of BEF 10,000,000 divided into 2,500 shares with a nominal value of BEF 4,000 each and having its registered address at Everdongenlaan 31, 2300 Turnhout, Belgium.

Schlumberger Industrier A/S
A company incorporated in Denmark, with a capital of DKK 500,000 divided into 1 share with a nominal value of DKK 500,000 and having its registered address at Hejrevang 10, POB 186, 3450 Allerod, Denmark and with a foreign registered branch located at Verkseier, Furulunds vei 11B, PO Box 45, Alnabru, 0614 Oslo, Norway.

Schlumberger Tanksysteme GmbH
A company incorporated in Germany, with a capital of DM 5,300,000 divided into 3 shares with respective nominal values of DM 2,505,000, DM 2,495,000, and DM 300,000, and having its registered address at Loherstrasse 1, 58332 Schwelm, Germany.

Schlumberger German GmbH
A company incorporated in Germany, with a capital of DM 50,000 formed of one share with a nominal value of DM 50,000 and having its registered address at Bandstuecken 29, 22549 Hamburg, Germany.

Schlumberger Measurement & Systems KFT
A company incorporated in Hungary, with a capital of HUF 19,900,000 divided into 19,900,000 shares with a nominal value of HUF 1 each, and having its registered address at Csillaghegyi UT 25, 1037 Budapest, Hungary.

Schlumberger Technologies Limited
A company incorporated in Ireland, with a capital of I.P 10,000 divided into 10,000 shares with a nominal value of I.P 1 each, and having its registered address at Unit 1, Parkway House, Ballymount Road, Ballymount, Dublin 12, Ireland.

Tulla Electronics Limited
A company incorporated in Ireland, with a capital of I.P 56,576 divided into 56,576 shares with a nominal value of I.P 1 each, having its registered address at Tulla County Clare, Ireland.

CME RIMIC S.r.l
A company incorporated in Italy, with a capital of Lire 20,000,000 formed of one share of Lire 20,000,000, and having its registered address at Via Milano 178, Caronno Pertusella (VA), Italy.

Koppens Automatic Fabrieken B.V.
A company incorporated in the Netherlands, with a capital of DFL 100,000 divided into 100 shares with a nominal value of DFL 1,000 each, and having its registered address at Industrieweg 5, 5531 AD Bladel, the Netherlands.

Koppens Schlumberger B.V.
A company incorporated in the Netherlands, with a capital of DFL 5,000 divided into 20 shares with a nominal value of DFL 250 each, and having its registered address at Touwslagerstraat 17, 2984 AW, Ridderkerk, the Netherlands.

Houdster Maatschappij Automatic Rotterdam B.V.
A company incorporated in the Netherlands, with a capital of DFL 15,000 divided into 15 shares with a nominal value of DFL 1,000 each, and having its registered address at Touwslagerstraat 17, 2984 AW, Ridderkerk, the Netherlands.

Koppens Holding Nederlands B.V.
A company incorporated in the Netherlands, with a capital of DFL 28,000 divided into 28 shares with a nominal value of DFL 1,000 each, and having its registered address at Touwslagerstraat 17, 2984 AW, Ridderkerk, the Netherlands.

Schlumberger Industries S.r.o.
A company incorporated in the Slovak Republic, with a capital of SK 6,200,000 formed of one share with a nominal value of SK 6,200,000, and having its registered address at Cukrova 14, Bratislava 81108, Slovak Republic.

Schlumberger Technologies S.A
A company incorporated in Switzerland, with a capital of CHF 2,450,000 divided into 2,450 shares with a nominal value of CHF 1,000 each, and having its registered address at Route du Crochet 7, 1762 Givisiez, Switzerland.

E.T.P.M. S.A
A company incorporated in France, with a capital of FF 39,178,000 divided into 391,788 shares with a nominal value of FF 100 each, and having its registered address at 9, avenue Galilee, 92350 Le Plessis Robinson, France.

Pol Germann Schlumberger Spolka Z.o.o
A company incorporated in Poland, with a capital of PLZ 253,500 divided into 780 shares with a nominal value of PLZ325 each and having its registered address at U1 Narwicka 1, 80-557 Gdansk, Poland.

Rossgermann Joint Stock Company
A company incorporated in Russia, with a capital of Russian Rubel 200,000,000 and having its registered address at 9th, January Street 39, 394000 Voroney, Russia.

GNC-Systemas e Servicios de Medicao, Limitada
A company incorporated in Portugal, with a capital of ESC 831,017,728 and having its registered address at Lugar de Louredo, Freguesia de Calendario, Vila Nova de Famalicao, Portugal.

Schlumberger-Xin Yang Retail Petroleum Systems Corporation Limited
A company incorporated in China, with a capital of $2,850,000 and having a registered address at Xin Yang High Tech Industrial Park, Dao Yi Development Zone, Shenyang, China.

DIVISIONS
---------

Czech Republic
Schlumberger RPS, a division of Schlumberger Industries S.r.o, a company incorporated in Czech Republic, and having commercial and/or industrial offices located at Pernerova 48, CZ-186 02 Praha 8.

France
Schlumberger RPS, a division of Schlumberger Industries SA, a company incorporated in France, and having commercial and/or industrial offices located at:

/./  Montrouge - 50, avenue Jean Jaures, 92542 Montrouge Cedex
/./  Abbeville - Z.I. Route de Domqueur, 80100 Abbeville
/./  Lille - Centre Gros N(degrees)2, 2bd du Petit Quinquin, 59815 Lesquin

/./  Reims - Z.A. rue Alfred Boelle, 51110 Bourgogne
/./  Nancy - Z.I. Est, 8 allee des Grands Paquis, 54180 Heillecourt
/./  Dijon - 19, rue des Grandes Varennes, Zac d'Ahuy, 21121 Ahuy
/./  Cambrai - 11, rue des Ecluses de Selles, 59405 Cambrai Cedex
/./  Strasbourg - Z.I. 10, avenue de l'Energie, 67800 Bischeim
/./  Lognes - Z.A. du Mandinet 20 rue des Campanules, 77185 Lognes
/./  Saint Brieue - 15 zone des Grands Champs St. Rene, 22120 Hillion
/./  Tours- 2 rue Nicolas Appert, 37300 Joue-les-Tours
/./  Nantes 8, rue du Coutelier, 44805 Saint Herblain Cedex
/./  Limoges - Z.I. de Romanet, Rue leonard Samie, 87000 Limoges
/./  Lyon - C.A Chateau de l'Isle, 5, rue Henri Becquerel, 69320 Feyzin
/./  Chambery - PAE Landiers Nord, 313, av de Villarcher, 73000 Chambery
/./ Nice - Les Cardoulines, route des Dolines, Bt HT 3, 06560 Sophia Antipolis /./ Bordeaux - Chemin du Solarium, Z.A. de Moulerens, 33170 Gradignan
/./  Toulouse -82 av des Chalets, 31140 Launaguet
/./ Marseille - Z.I. les Estroublans, 1/ere/ av N(degrees) 12. 13127 Vitrolles /./ Plessis Robinson - 9 av Galilee, 92350 Le Plessis Robinson

Transferred to E.T.P.M. as of September 30, 1998, with the exception of the Abbeville facility that will continue being operated by Schlumberger Industries SA.

Italy
Schlumberger RPS, a division of Schlumberger Industries Spa, a company incorporated in Italy, and having commercial and/or industrial offices at Via Milano, 178 angolo Via Lodi, 21042 Caronno Pertusella (VA)
Transferred to CME-Rimic as of September 30, 1998.

Russia
Schlumberger RPS, a division of Schlumberger Industries, a company incorporated in Russia, and having commercial and/or industrial offices located at 18 Schipok Str., 113054 Moscow.

U.K
Schlumberger RPS, a division of Schlumberger Industries Limited Company, a company incorporated in U.K, and having commercial and/or industrial offices located at Unit 4, Cliveden Office Village, Lancaster road, High Wycombe, Buckinghamshire HP12 3YZ and at Unit 3, Baker Road, West Pitkerro Industrial Estate, Dundee DD5 3RT.

U.S.A.
Schlumberger RPS, a division of Schlumberger Technologies Inc., a company incorporated in the State of Delaware, and having commercial and/or industrial offices at 201 East 1/st/ Street, 2900 N Center and Bonham Manufacturing Center, 1300 Bicentannial Drive, Bonham, TX 75418 and 825-M Greenbrier Circle, Chesapeake, VA 23320.

                         EXHIBIT D TO AMENDMENT NO. 1


                              INTERCOMPANY LOANS

--------------------------------------------------------------------------------
   LENDING COMPANY            BORROWING COMPANY                 MAXIMUM LOAN
                                                                    AMOUNT
--------------------------------------------------------------------------------
Tulla Electronics Limited     Schlumberger Technologies          IEP 1,500,000
                              Limited
--------------------------------------------------------------------------------
GNC-Sistemas e Servicos de    Koppens Iberica SA                 ESP 665,000,000
Medicao Limitada
--------------------------------------------------------------------------------
Schlumberger Measurement      Koppens Iberica SA                 ESP 385,000,000
& Systems SA
--------------------------------------------------------------------------------
Schlumberger Industries       Engineering, Techniques            FRF 90,000,000
                              Petrolieres, Maitrise "ETPM"
--------------------------------------------------------------------------------
Schlumberger Industries SpA   CME Rimic SRL                  Lira 15,000,000,000
--------------------------------------------------------------------------------
Schlumberger Gmbh             Schlumberger Germann               DM 20,000,000
                              Gmbh
--------------------------------------------------------------------------------
Germann GmbH                  PolGermann Poland                  DM 750,000
--------------------------------------------------------------------------------
Schlumberger B.V.             Schlumberger Technologies AG       NLG 4,600,000
--------------------------------------------------------------------------------
Schlumberger Investment       Koppens Automatic                  NLG 5,000,000
Services B.V.                 Fabricken B.V.
--------------------------------------------------------------------------------
Schlumberger Investment       Koppens Schlumberger B.V.          NLG 3,000,000
Service B.V.
--------------------------------------------------------------------------------
Schlumberger Investment       Koppens Holding Nederland          NLG 10,500,000
Services B.V.                 B.V.
--------------------------------------------------------------------------------
Koppens Holding Nederland     Schlumberger Technologies          NLG 8,000,000
B.V.                          SA
--------------------------------------------------------------------------------
Schlumberger B.V.             Schlumberger Technologies          NLG 4,000,000
                              GesmbH
--------------------------------------------------------------------------------

EXHIBIT E TO AMENDMENT NO. 1

MASTER AGREEMENT
Schedule 5.20(a) (i)
RPS Employees


Shuhui Zhu, located in Bladel (The Netherlands),
Gu Jinghua, located in Montrougc (France),
Teguh Setiawan, located in Bladel (The Netherlands),
Nurul Hussinis, located in Chesapeake (USA),
Zhang Le, located in Dundee (UK)

have been hired by Schlumberger as new graduates from Chinese universities and are part of the Resident Development Program (RDP). Under the RDP, such individuals are sent to various units around the world for successive 2 year period and are committed to work for Schlumberger during 4 years prior to returning to their native country to implement locally their experience.

Such obligation is not any more applicable in the hypothesis of the contemplated sale of the RPS Activity; however and due to the Schlumberger commitment on that respect please be informed that if Tokheim is willing to release them, Schlumberger is prepared to take them back within the Schlumberger group of companies, in line with our related moral obligations.

MASTER AGREEMENT
Schedule 7.8 (a)
Employees of other SCHLUMBERGER divisions and entities fully dedicated to the RPS Business

     Employees:  South America/Latin America/Asia

     - Mexico                 - Claudia Lora, Sales Manager
                              - Flavia Cardala, Sales Administration
                              - Alberto Mesinas, Service Engineer
                              - Edgar Perez, SW Engineer

     - South America:
       . Argentina            - Javier Garcia, Sales
       . Brazil               - Antonio de Paula, Sales
       . Chile                - Emmanuael Lemouroux, Sales

     - Asia                   - Spencer Folk, Technical & Services Asia, Hong
                                Kong
                              - Joseph Yap, Mkt & Sales Asia, Singapore
                              - Paul Podoprat, RPS Technical Centre, Hong Kong
                              - TK Hing, JV Manager, Shen Yang
                              - Zeng You, Aipha/Harmony Technical Support
                                Beijing
                              - Bing Luo and Yi Xu, Shunde office, service
                                engineers fully dedicated to the RPS
                                service activity in China

     - India                 - Anil Shevde, Sales & Service India
                             - Pramod Bapna, Sales & Services Delhi (presently
                               on temporary secondment. Planned to return to Electricity Division in the very near future)
                             - Harish Suri, Service Engineer Calcutta
                             - D.S. Gupta, Field Technician Delhi
                             - Bashir Shiekh, Field Technician Mumbai
                             - Y. Bhatia, Field Technician Mumbai
                             - Jagtar Singh, Field Technician Delhi
                             - Vinay R. Service Engineer Bangalore (shared
                               resource with the ATE & Telecom Divisions)
                             - Govindrajan, Field Technician Chennai

MASTER AGREEMENT                           EXHIBIT F TO AMENDMENT 1
Schedule 1.3                               ------------------------
Allocation of Total Purchase Price


              Shares or Assets      Shares or Assets      Intercompany Loan       Intercompany Loan      Total
                                                              Agreements             Agreements

              (K USD)               (K LOCAL CURRENCY)    (K USD)                 (K LOCAL CURRENCY)     (K USD)
France               24 119                FF 226,692        15 881                     FF 90,000         40 000

USA                  65 000                                                                               65 000

Spain                15 018             ESP 2,540,835         2 682                   ESP 385,000         17 700

Germany              46 164                                  11 836                     DM 20,000         58 000

Holland(1)           53 442                                  10 858                    NLG 20,700         64 300

Switzerland           5 187                                   2 413                     NLG 4,600          7 600

UK                   42 500                                                                               42 500

Ireland               7 200                                                                                7 200

Italy                   315           Lira 15,526,350         8 985               Lira 15,000,000          9 300

Austria               4 577                                   2 623                     NLG 5,000          7 200

Hungary               5 000                                                                                5 000

Czech Republic        4 500                                                                                4 500

Slovakia              1 700                                                                                1 700
                    -------                                  ------                                      -------
                    274 722                                  55 278                                      330 000
                    =======                                  ======                                      =======

(1) Including Belgium and Denmark

                                                                       EXHIBIT G

                              TOKHEIM CORPORATION

                         SECURITIES PURCHASE AGREEMENT

                                                              September 30, 1998

SCHLUMBERGER LIMITED
277 Park Avenue
New York, New York 10172-0266

Ladies and Gentlemen:

     Tokheim Corporation, an Indiana corporation (the "Company"), purposes to issue and sell: (i) $170,000,000 aggregate principal amount of its 12% Senior Subordinated Notes due January 28, 1999 (the "Senior Subordinated Notes"); (ii) $40,000,000 aggregate principal amount of its 12% Junior Subordinated Notes due September 30, 2008 (the "Junior Subordinated Notes"); and (iii) warrants (the "Warrants") to purchase up to 19.9% of the outstanding shares of common stock of Tokheim. The Senior Subordinated Notes will be issued pursuant to an Indenture to be dated as of September 30, 1998 (the "Senior Indenture") between the Company and Harris Trust and Savings Bank, as trustee (the "Senior Trustee"), substantially in the form of Exhibit A. The Junior Subordinated Notes will be issued pursuant to an Indenture to be dated as of September 30, 1998 (the "Junior Indenture") between the Company and Harris Trust and Savings Bank, as trustee (the "Junior Trustee"), substantially in the form of Exhibit B. In the event that the Company is unable to repay the Senior Subordinated Notes at their stated maturity, the Senior Subordinated Notes will convert, subject to certain conditions, into Increasing Rate Senior Subordinated Notes due 2007 (the "Roll-Over Notes"). The Company's obligations under the Senior Subordinated Notes and the Junior Subordinated Notes will be guaranteed by certain of the Company's subsidiaries (the "Guarantor Subsidiaries"). The Warrants will be issued pursuant to a Warrant Agreement to be dated as of September 30, 1998 (the "Warrant Agreement") between the Company and Schlumberger, substantially in the form of Exhibit C. The Senior Subordinated Notes, Junior Subordinated Notes, Roll-Over Notes and Warrants are sometimes referred to collectively as the "Securities". The Company will grant certain registration rights to the holders of the Securities pursuant to a Registration Rights Agreement to be dated as of September 30, 1998 (the "Registration Rights Agreement"), substantially in the form of Exhibit D.

     The Company is issuing the Securities to Schlumberger in satisfaction of a portion of the purchase price payable by the Company to Schlumberger pursuant to the Master Agreement for Purchase and Sale of Shares, Assets and Liabilities dated as of June 19, 1998 between the Company and Schlumberger, as amended by letter agreements dated July 21, 1998, July 31, 1998 and August 28, 1998 and Amendment No. 1 thereto dated September 30, 1998 (as so amended, the "Purchase Agreement").

     1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, Schlumberger on and as of the date hereof and the Closing Date (as defined in Section 3) that:

          (a) The Company's Annual Report on Form 10-K for the year ended November 30, 1997 (the "Form 10-K"), Quarterly Reports on Form 10-Q for the quarters ended February 28, 1998 and May 31, 1998 and Current Reports on Form 8-K filed subsequent to May 31, 1998 (the "Exchange Act Reports") taken together do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 1(a) with respect to the public disclosure of the transaction contemplated by the Purchase Agreement.

          (b) Assuming the accuracy of the representations and warranties of Schlumberger contained in Section 2, it is not necessary, in connection with the issuance of the Securities to Schlumberger, to register the Securities or the Guarantees (as defined in Section 1(e)) under the Securities Act or to qualify the Senior Indenture or the Junior Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (c) The Company and each of its subsidiaries (the "Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

          (d) The Company has an authorized capitalization as set forth under the heading "Capitalization" in the Company's Preliminary Offering Memorandum dated July 31, 1998 relating to the proposed offering of its __% Senior Subordinated Notes due 2008 (the "Preliminary Offering Memorandum"). All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are, to the extent indicated in the Form 10-K, owned indirectly by the Company.

          (e) The Company has full right, power and authority to execute and deliver this Agreement, the Senior Indenture, the Junior Indenture, the Warrant Agreement, the Registration Rights Agreement and the Securities (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken. Each of the Guarantor Subsidiaries has full right, power and authority to execute and deliver the Senior Indenture, the Junior Indenture and their respective guarantees thereunder (the "Guarantees") and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each such agreement or instrument and the consummation of the transactions contemplated thereby have been duly and validly taken.

     (f) This Agreement had been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

     (g) The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by Schlumberger, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and, with respect to the indemnification provisions, public policy considerations.

     (h) The Senior Indenture has been duly authorized by the Company and the Guarantor Subsidiaries and, when duly executed and delivered in accordance with its terms by the Senior Trustee, will constitute a valid and legally binding agreement of the Company and the Guarantor Subsidiaries enforceable against the Company and the Guarantor Subsidiaries in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Senior Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

     (i) The Junior Indenture has been duly authorized by the Company and the Guarantor Subsidiaries and, when duly executed and delivered in accordance with its terms by the Junior Trustee, will constitute a valid and legally binding agreement of the Company and the Guarantor Subsidiaries enforceable against the Company and the Guarantor Subsidiaries in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

     (j) The Warrant Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by Schlumberger, will constitute each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken. Each of the Guarantor Subsidiaries has full right, power and authority to execute and deliver the Senior Indenture, the Junior Indenture and their respective guarantees thereunder (the "Guarantees") and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each such agreement or instrument and the consummation of the transactions contemplated thereby have been duly and validly taken.

     (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

     (g) The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by Schlumberger, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and, with respect to the indemnification provisions, public policy considerations.

     (h) The Senior Indenture has been duly authorized by the Company and the Guarantor Subsidiaries and, when duly executed and delivered in accordance with its terms by the Senior Trustee, will constitute a valid and legally binding agreement of the Company and the Guarantor Subsidiaries enforceable against the Company and the Guarantor Subsidiaries in accordance with its terms, except to the extent that such enforceability may be limited to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Senior Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

     (i) The Junior Indenture has been duly authorized by the Company and the Guarantor Subsidiaries and, when duly executed and delivered in accordance with its terms by the Junior Trustee, will constitute a valid and legally binding agreement of the Company and the Guarantor Subsidiaries enforceable against the Company and the Guarantor Subsidiaries in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

     (j) The Warrant Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by Schlumberger, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (k) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided herein and in the Senior Indenture, the Junior Indenture and the Warrant Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). The Guarantees have been duly authorized by the Guarantor Subsidiaries and, when duly executed, authenticated, issued and delivered as provided in the Senior Indenture and the Junior Indenture, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Guarantor Subsidiaries, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (l) The execution, delivery and performance by the Company and the Guarantor Subsidiaries of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and the Guarantees and compliance by the Company and the Guarantor Subsidiaries with the terms thereof and of the Purchase Agreement and the consummation of the transactions contemplated by the Transaction Documents and the Purchase Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantor Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument that remains in effect after the Closing Date to which the Company or any of the Guarantor Subsidiaries is a party or by which the Company or any of the Guarantor Subsidiaries is bound or to which any of the property or assets of the Company or any of the Guarantor Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of the Guarantor Subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of the Guarantor Subsidiaries or any of their properties or assets which would have a material adverse effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company or any of the Guarantor Subsidiaries of each of the Transaction Documents or the Purchase Agreement, the issuance, authentication, sale and delivery of the Securities and the

     Guarantees and compliance by the Company and the Guarantor Subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents and the Purchase Agreement, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws as provided in the Registration Rights Agreement.

          (m) PricewaterhouseCoopers, to the knowledge of the Company, are independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Preliminary Offering Memorandum with respect to the Company comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present, in all material respects, the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Preliminary Offering Memorandum under the headings "Summary--Summary Financial Data of Tokheim", "Capitalization", "Selected Financial Data of Tokheim" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" are derived from the accounting records of the Company and the Subsidiaries and fairly present the information purported to be shown thereby. The pro forma financial information contained in the Preliminary Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Preliminary Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") to reflect the transactions described in the Preliminary Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents, in all material respects, the historical and proposed transactions contemplated by the Preliminary Offering Memorandum, the Transaction Documents and the Purchase Agreement. The other historical financial and statistical information and data included in the Preliminary Offering Memorandum with respect to the Company are, in all material respects, fairly presented.

          (n) Except as disclosed in the Exchange Act Reports, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (o) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance of the Securities; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or the Purchase Agreement or any action taken or to be taken pursuant thereto.

     (p) Neither the Company nor any of the Subsidiaries is (i) in violation of its charter or by-laws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, which would have a material adverse effect.

     (q) The Company and each of the Subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except where such revocation or modification or failure to renew would not have a material adverse effect.

     (r) The Company and each of the Subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company or any of the Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

     (s) Neither the Company nor any of the Subsidiaries is (i)an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (t) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (u) To the best of the Company's knowledge, the Company and each of the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in such amounts and insures against such losses and risks as are adequate to protect the Company and the Subsidiaries and their respective businesses. Neither the Company nor any of the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

     (v) The Company and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and the Company and the Subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

     (w) The Company and each of the Subsidiaries have good and valid title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except as set forth in the Bank Credit Agreement and disclosed in the Preliminary Offering Memorandum or such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

     (x) No labor disturbance by or dispute with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

     (y) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of the Subsidiaries have not incurred and do not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of the Subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

     (z) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (aa) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and to the consummation of the Acquisition) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date: (i) the present fair market value (or present fair salable value) of the assets of the Company (on a consolidated basis) is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the issuance of the Securities as contemplated by this Agreement, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (bb) Except as set forth herein or described in the Preliminary Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of the Subsidiaries.

          (cc) None of the proceeds of the sale of the Securities will be used, directly or indirectly, in violation or conflict with Regulation T, U or X of the Federal Reserve Board.

          (dd) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or Schlumberger for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

          (ee) Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

     2. Issuance of the Securities. (a) The Company agrees to issue to Schlumberger, and Schlumberger, on the basis of the representations, warranties and agreements contained herein and in the Purchase Agreement, and subject to the terms and conditions set forth herein, agrees to accept from the Company, the Junior Subordinated Indentures as payment of $40 million of the purchase price, the Senior Subordinated Notes as payment of S 170 million of the purchase price, and the Warrants as payment of $20 million of the purchase price, for the Acquisition.

     (b) Schlumberger represents and warrants to the Company that it is purchasing the Securities for investment purposes and not with a view to the resale or other distribution thereof.

     3. Delivery of the Securities. (a) Delivery of the Securities shall be made at such place or places as shall be agreed upon by Schlumberger and the Company, at 10:00 A.M., local time, on September 30, 1998 in connection with the closing of the Acquisition pursuant to the Purchase Agreement (such date and time of payment and delivery being referred to herein as the "Closing Date").

     (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by crediting the amounts set forth in Section 2(a) against the purchase price for the Acquisition. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as Schlumberger shall have requested in writing not less than one business day prior to the Closing Date.

4.  Further Agreements of the Company. The Company agrees with Schlumberger:

     (a) to advise Schlumberger promptly prior to the Closing Date and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Exchange Act Reports untrue or which requires the making of any amendments to or changes in the Exchange Act Reports in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (b) for so long as the Securities are outstanding, to furnish to Schlumberger copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Senior Trustee or the Junior Trustee or to the holders of the Securities pursuant to the Senior Indenture or the Junior Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

     (c) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities; and

     (d) not to take any action prior to the execution and delivery of the Senior Indenture or the Junior Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Senior Indenture or the Junior Indenture.

     5. Conditions of Schlumberger' obligations. The obligations of Schlumberger hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto and thereto, to the performance by the Company of its obligations hereunder and thereunder, and to each of the following additional terms and conditions:

     (a) All conditions to the closing of the Acquisition shall have been satisfied, and all documents, certificates and opinions required to be delivered to Schlumberger pursuant to the Purchase Agreement shall have been executed and delivered to Schlumberger and shall be satisfactory in all material respects to Schlumberger.

     (b) Schlumberger shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Exchange Act Reports or any amendment thereto contains an untrue statement of a fact which, in the opinion of counsel for Schlumberger, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Purchase Agreement, and all other legal matters relating to the Transaction Documents, the Purchase Agreement and the Transactions contemplated thereby, shall be satisfactory in all material respects to Schlumberger, and the Company shall have furnished to Schlumberger all documents and information that it or its counsel may reasonably request to enable them to pass upon such matters.

          (d) Skadden, Arps, Slate, Meagher & Flom (Illinois) and Norman L. Roelke, General Counsel of the Company, shall have furnished to Schlumberger their written opinions, as counsel to the Company, addressed to Schlumberger and dated the Closing Date, in form and substance reasonably satisfactory to Schlumberger, substantially to the aggregate effect set forth in Exhibit E.

          (e) Schlumberger shall have received from Gibson, Dunn & Crutcher LLP, counsel for Schlumberger, such opinion or opinions, dated the Closing Date, with respect to such matters as Schlumberger may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

          (f) The Company shall have furnished to Schlumberger a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer, stating that (A) such officers have carefully examined the Exchange Act Reports, (B) in their opinion, the Exchange Act Reports, as of their respective dates, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and
     (C) as of the Closing Date, the representations and warranties of the Company in this Agreement and the Purchase Agreement are true and correct in all material respects, the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and thereunder on or prior to the Closing Date, and subsequent to the date of the Purchase Agreement and prior to the Closing Date there has been no material adverse change in the financial position or results of operation of the Company or any of the Subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole.

          (g) Schlumberger shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company.

          (h) The Senior Indenture shall have been duly executed and delivered by the Company, the Guarantor Subsidiaries and the Senior Trustee, and the Senior Subordinated Notes shall have been duly executed and delivered by the Company and duly authenticated by the Senior Trustee.

          (i) The Junior Indenture shall have been duly executed and delivered by the Company, the Guarantor Subsidiaries and the Junior Trustee, and the Junior Subordinated Notes shall have been duly executed and delivered by the Company and duly authenticated by the Junior Trustee.

          (j) The Rights Agreement, dated as of January 22, 1997, between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Plan"), shall have been duly amended to exempt the issuance of the Warrant and the shares issuable thereunder from the operations of the Rights Plan.

          (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or the closing of the Acquisition; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or the closing of the Acquisition.

          (l) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of Schlumberger, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities and the closing of the Acquisition on the terms and in the manner contemplated by this Agreement and in the Purchase Agreement.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for Schlumberger.

     6. Termination. The obligations of Schlumberger hereunder may be terminated by Schlumberger, in its absolute discretion, by notice to the Company prior to delivery of the Securities if, prior to that time, any of the conditions precedent to the closing of the Acquisition shall fail to be satisfied to the reasonable satisfaction of Schlumberger.

     7. Reimbursement of Schlumberger's Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6 or (b) the Company shall fail to tender the Securities for delivery to Schlumberger, the Company shall reimburse Schlumberger for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by Schlumberger in connection with this Agreement and the proposed issuance of the Securities.

     8. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and Schlumberger contained in this Agreement or made by or on behalf of the Company or Schlumberger pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

     9. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to Schlumberger, shall be delivered or sent by mail or telecopy transmission to Schlumberger Limited, 277 Park Avenue, New York, New York 10172-0266, Attention: James L. Gunderson (telecopier no.: (212) 350-9409); or

          (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to Tokheim Corporation, 1600 Wabash Avenue, Fort Wayne, Indiana 46801-0360, Attention: Douglas K. Pinner (telecopier no.: 219-484-
     1110).

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     11. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     12. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

13. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and Schlumberger in accordance with its terms.

                                                 Very truly yours,

                                                 TOKHEIM CORPORATION

                                                 By
                                                    ---------------------------



Accepted:

SCHLUMBERGER LIMITED

By
   ------------------

                                                                       EXHIBIT A

                    [Form of Senior Subordinated Indenture]

                                                                       EXHIBIT B

                    [Form of Junior Subordinated Indenture]

                                                                       EXHIBIT C

                          [Form of Warrant Agreement]

                                   EXHIBIT D

             [Form of Exchange and Registration Rights Agreement]

                                                                      EXHIBIT E

                  [Form of Opinion of Counsel for the Company]

     Skadden, Arps, Slate, Meagher & Flom (Illinois) and Norman L. Roelke, General Counsel of the Company, shall have furnished to Schlumberger their written opinions, as counsel to the Company, addressed to Schlumberger and dated the Closing Date, in form and substance reasonably satisfactory to Schlumberger, substantially to the aggregate effect set forth below:

     (i) The Company and each of its subsidiaries (the "Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").[NR]

     (ii) The Company has an authorized capitalization as set forth under the heading "Capitalization" in the Company's Preliminary Offering Memorandum dated July 31, 1998 relating to the proposed offering of its _____% Senior Subordinated Notes due 2008 (the "Preliminary Offering Memorandum"). All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.[NR]

     (iii) Assuming the accuracy of the representations and warranties of Schlumberger contained in Secdon 2, it is not necessary, in connection with the issuance of the Securities to Schlumberger to register the Securities or the Guarantees under the Securities Act or to qualify the Senior Indenture or the Junior Indenture under the Trust Indenture Act.[SASMF]

     (iv) The Company has full right, power and authority to execute and deliver this Agreement, the Senior Indenture, the Junior Indenture, the Warrant Agreement, the Registration Rights Agreement and the Securities and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.[NR]

     (v) This Agreement has been duly authorized, executed and delivered by the Company [NR] and constitutes a valid and legally binding agreement of the

Company[SASMF].

     (vi) The Registration Rights Agreement has been duly authorized by the Company[NR] and, assuming due execution and delivery thereof by Schlumberger, is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law)[SASMF].

     (vii) The Senior Indenture has been duly authorized by the Company and the Guarantor Subsidiaries [NR] and, assuming due execution and delivery thereof by the Senior Trustee, is a valid and legally binding agreement of the Company and the Guarantor Subsidiaries enforceable against the Company and the Guarantor Subsidiaries in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). The Senior Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder[SASMF].

     (viii) The Junior Indenture has been duly authorized by the Company and the Guarantor Subsidiaries [NR] and, assuming due execution and delivery thereof by the Junior Trustee, is a valid and legally binding agreement of the Company and the Guarantor Subsidiaries enforceable against the Company and the Guarantor Subsidiaries in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law)[SASMF].

     (ix) The Warrant Agreement has been duly authorized by the Company [NR] and, assuming due execution and delivery thereof by Schlumberger, is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law)[SASMF].

     (xi) Neither the Company nor any of the Subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.[SASMF]